EXHIBIT 99.1

DESCRIPTION OF BENEFITS

1.     The payment of premiums for health insurance benefits generally made available to Coldwater Creek’s senior managers to the extent permissible under the terms of Coldwater Creek’s health insurance policies.

2.     The use of Coldwater Creek’s on-site gym and work-out facilities, to the extent the company maintains such facilities for the use of its employees.

3.     A discount on all Coldwater Creek merchandise equal to the discount generally provided to the company’s senior managers.

4.     A desktop or laptop computer and printer, as currently configured for home use, and access to Coldwater Creek’s computer information systems and information technology personnel for support and service needs relating to the use of such computer and printer, to the extent the company supports the use of remote computers by its employees.

5.     The use of the shuttle provided by Coldwater Creek to its employees within and between the north Idaho and the Spokane, Washington areas, to the extent the company maintains such a service for its employees.